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                                                                     EXHIBIT 4.5

                       AMENDMENT NO. 3 TO RIGHTS AGREEMENT

         This AMENDMENT NO. 3, dated as of March 18, 2002, is between FOOT LOCKER, INC., a New York corporation (the "Company"), having its principal office at 112 West 34th Street, New York, New York 10120, and THE BANK OF NEW YORK, as successor Rights Agent ("BNY"), having its principal office at One Wall Street, New York, New York 10286.

         WHEREAS, on January 16, 2002 the Board of Directors of the Company authorized the appointment of BNY as successor transfer agent and registrar to EquiServe Trust Company, N.A. ("EquiServe"), effective March 18, 2002;

         WHEREAS, on January 16, 2002 the Board of Directors of the Company authorized the assignment to BNY of the Rights Agreement, in effect between the Company and EquiServe dated as of March 11, 1998 and amended as of May 28, 1999 (the "Rights Agreement"), such assignment to be effective as of March 18, 2002;

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company desires to amend the Rights Agreement to formally reflect the change in the Rights Agent from EquiServe to BNY, as set forth below.

         NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

         1. The parties clause at the beginning of the Rights Agreement is amended by deleting the reference to "EquiServe Trust Company N.A., a national banking association with a principal office in Jersey City, New Jersey (the 'Rights Agent')" and substituting in lieu thereof "The Bank of New York, as Successor Rights Agent (the 'Bank')."

         2. Section 3(c) of the Rights Agreement is amended by deleting the first sentence of the legend and substituting in lieu thereof the following:

                  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between the Company and The Bank of New York, as successor Rights Agent to EquiServe Trust Company of New York, dated as of March 11, 1998, as amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company.

         4. This Amendment No. 3 shall be deemed effective as of March 18, 2002 as if executed by both parties hereto on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         5. This Amendment No. 3 shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment No. 3 may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment No. 3 is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment No. 3 shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed as of the date and year first above written.

                                                FOOT LOCKER, INC.

                                                By:/s/ Gary M. Bahler
                                                   -----------------------------
                                                   Gary M. Bahler
                                                   Senior Vice President,
                                                   General Counsel and Secretary

                                                THE BANK OF NEW YORK, as
                                                successor Rights Agent

                                                By:/s/ Alexander Pabon
                                                   -----------------------------
                                                   Alexander Pabon
                                                   Assistant Vice President